Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Michael Baehr 858-812-7366 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

•      Revenue of $68.2 million, up 39% over first quarter 2007;

•      Public Safety & Security internal growth of 11%;

•      Company returns to operating profitability;

•      SYS Technologies merger shareholder date set for June 25, 2008.

SAN DIEGO, CA, MAY 8, 2008 — Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) today reported first quarter 2008 revenue of $68.2 million, an increase of 39 percent over revenues of $49 million in the first quarter of 2007.  The Company returned to operating profitability in the first quarter, generating EBITDA of $3.0 million and operating income of $0.7 million.  Comparatively, the Company generated negative EBITDA of $0.2 million and an operating loss of $3.3 million in the first quarter of 2007.

Kratos’ 39 percent year over year revenue increase was driven primary by a full quarter of reported operating results from the recently-closed Haverstick merger, 11 percent organic growth in the Company’s Public Safety and Security business segment, and growth in certain C4ISR programs, partially offset primarily by reductions in certain information technology work.  As stated previously, the Company is targeting a revenue growth rate of 15-25 percent, including both organic and acquired growth.

From a GAAP perspective, the Company reported a net loss of $1.9 million, or ($.02) per share, for the first quarter of 2008, as compared to a net loss of $20.1 million, or ($.27) per share in the first quarter of 2007.

“We are pleased with the progress we have made in building Kratos and positioning the Company for a successful future,” said Eric DeMarco, President and CEO of Kratos.  “The Company’s 39 percent year over year revenue growth rate, and over 11 percent organic growth in our Public Safety and Security business are very encouraging for the beginning of 2008.  Additionally, during the first quarter, Kratos was awarded a $100 million contract from the Department of Defense at White Sands Missile Range to provide rocket launch services, engineering support and rocket systems for the Air Force, Army and Navy, which will be a key element of our growth plan going forward.”

DeMarco continued, “We are well underway with the integration of Haverstick which, when substantially completed in the third and fourth quarters, will be important to Kratos in achieving our EBITDA margin targets, along with the completion of our ongoing cost reduction initiatives.  Additionally, our combined business development teams are currently pursuing certain prime contract opportunities which the previously independent companies would not have pursued otherwise.”

Kratos’ highlights for the first quarter include:

•      Completion of a Definitive Merger Agreement with SYS Technologies, positioning Kratos to pursue larger contact vehicles and substantially expanding its customer footprint with the Department of Defense and Department of Homeland Security.  Kratos has subsequently received a ‘no review’ letter from the Securities and Exchange Commission related to its Registration Statement on Form S-4. As a result, Kratos is currently in the process of updating its Proxy statement to reflect the latest financials, and the Company will pursue a shareholder vote to complete this transaction;

•      A $100 million prime contract award to provide rocket launch services, engineering support and cost effective rockets for the Department of Defense at White Sands Missile Range;

•      Kratos’ Pt. Mugu Targets Team was involved in the successful flights of 58 jet-propelled aerial target missions in the first quarter, and 50 successful high-speed surface target missions;

•      Kratos delivered three Oriole rocket systems to Department of Defense customers, with an additional fourteen to deliver later this year;

•      A surface to air missile system test shot successfully demonstrated Kratos’ capabilities to a Foreign Military Sales (FMS) customer which we believe was a critical milestone for a potential follow-on order to Kratos of an additional 1,000 or more weapon systems;

•      Kratos’ Public Safety and Security segment performance in Q1 included providing access control, CCTV, perimeter protection, other security elements, and overall security for major IT network data centers in the United States for two customers.

“In summary, we are pleased with the direction of the business as we head towards completing our rightsizing and cost-cutting initiatives in the second quarter, close the merger with SYS, and complete the Haverstick integration later this year,” DeMarco concluded.  “Once the SYS transaction has closed, we plan to immediately commence integration activities to drive efficiencies from this transaction, to position Kratos to achieve our profitability targets, and strive for even larger prime contract opportunities.”

Conference Call

There will be an analyst and investor conference call conducted by the Kratos management team to discuss the first quarter 2008 financial results today at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The live discussion can be accessed via webcast on the Internet at www.kratosdefense.com. There will be replay of the webcast available on the website for those shareholders and analysts who are unable to listen to the live call.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies.  Principle services include C5ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding future financial performance, performance of key contracts, market developments, the timing of closing of the SYS acquisition, timing of the Haverstick integration and anticipated benefits to be realized from the SYS acquisition. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the closing of the SYS acquisition will be delayed or that the conditions to closing will not be satisfied; risks that the integration will prove more costly, take more time, or be more distracting than currently anticipated; risks that the transaction will cause disruption of the Company’s operations and distraction of its management; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; and failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2007, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

This communication is being made in respect of the proposed transaction involving Kratos and SYS.  In connection with the proposed transaction, Kratos has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Kratos and SYS have filed with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Kratos and SYS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Kratos and SYS through the web site maintained by the SEC at

www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Kratos by directing a request to Kratos Defense & Security Solutions, Inc, ATTN: Investor Relations, 4810 Eastgate Mall, San Diego, CA 92121, or going to Kratos’ corporate website at www.kratosdefense.com, or from SYS by directing a request to ATTN: Investor Relations, 5050 Murphy Canyon Road, Ste. 200, San Diego, CA, 92123, or going to SYS’ corporate website at www.systechnologies.com.

Kratos and SYS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Kratos’ directors and executive officers is contained in its annual proxy statement filed with the SEC on October 10, 2007. Information regarding SYS’ directors and executive officers is contained in SYS’ annual proxy statement filed with the SEC on October 29, 2007. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Kratos Defense & Security Solutions

Unaudited Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended
	March 31,
	2008	2007

Revenues	$68.2	$49.0

Total cost of revenues	55.6	41.7
Gross profit	12.6	7.3

Selling, general and administrative expenses	10.2	8.1
Stock option investigation & related fees	—	1.5
Depreciation	0.5	0.3
Amortization of intangible assets	1.2	0.7
Operating income (loss)	0.7	(3.3)
Interest expense	(2.3)	—
Other income (expense), net	(0.4)	0.5
Loss from continuing operations before income taxes	(2.0)	(2.8)
Provision for income taxes	0.5	0.2
Loss from continuing operations	(2.5)	(3.0)
Income (loss) from discontinued operations, net of taxes	0.6	(17.1)
Net loss	$(1.9)	$(20.1)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.03)	$(0.04)
Income (loss) from discontinued operations, net of taxes	0.01	(0.23)
Net loss	$(0.02)	$(0.27)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.03)	$(0.04)
Income (loss) from discontinued operations, net of taxes	$0.01	(0.23)
Net loss	$(0.02)	$(0.27)

Weighted average common shares outstanding
Basic	79.0	73.9
Diluted	79.0	73.9

EBITDA (1)	$3.0	$(0.2)

Note: (1) EBITDA is defined as GAAP net income plus income (loss) from discontinued operations, interest expense, net other income (expense) related to SWAP instruments, income taxes, depreciation, stock compensation, amortization of intangible assets and stock option investigation and related fees.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity.

Reconciliation of Net Loss to EBITDA is as follows:

	Three Months Ended
	March 31,
	2008	2007

Net loss	$(1.9)	$(20.1)
(Income) loss from discontinued operations	(0.6)	17.1
Interest expense, net	2.3	—
Other expense related to SWAP instruments	0.7	—
Provision for income taxes	0.5	0.2
Depreciation	0.6	0.3
Stock compensation	0.2	0.1
Stock option investigation and related fees	—	1.5
Amortization of intangible assets	1.2	0.7

EBITDA	$3.0	$(0.2)